Power of Attorney

May 13, 2004

	I, Katie Fung, hereby designate and authorize each of

Jack Menache and Anita Paque to sign and file Forms 3, 4, 5

and 144, for me and on my behalf,  with the Securities and

Exchange Commission and the NASDAQ stock exchange, with the

same force and effect as if I had personally affixed my

signature thereto.  This power of attorney shall remain in

effect until December 31, 2004, or until sooner terminated

by written notice to Jack Menache, Anita Paque and the

Securities and Exchange Commission.


	Katie Fung